Exhibit 23.1

             CONSENT OF INDEPENDENT REGISTERED PUBLC ACCOUNTING FIRM

We hereby consent to the inclusion in this Post-Effective Amendment #2 of this Registration Statement on Form SB-2 of Logistical Support, Inc. our report dated February 24, 2006 except for Note 13 as which the date is March 31, 2006, and
Note 12 - Litigation (last paragraph), as to which the date is April 11, 2006 relating to the financial statements of Logistical Support, Inc. and to the reference made to our firm under the caption "Experts" included in or made part of this Post-Effective Amendment #2 of this Registration Statement on Form SB-2.


/s/ AJ. Robbins, P.C.
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AJ. ROBBINS, P.C. CERTIFIED PUBLIC ACCOUNTANTS

Denver, Colorado
February 8, 2007